SCHEDULE II
INFORMATION WITH RESPECT TO
TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR
SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)


                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

COMMON STOCK-ESKIMO PIE CORP

          GAMCO INVESTORS, INC.
                                 6/02/97           15,000            12.4167
                                 6/02/97           15,000-           12.4167
                                 6/02/97           15,000            12.2500
                                 5/29/97           15,000            12.4167
                                 4/21/97            2,000            12.2500
          GAMCO INVESTORS, INC.
                                 5/30/97            5,000-           12.4250
                                 5/30/97            5,000            12.4250
                                 5/30/97            2,500            12.2500
                                 5/29/97            3,000            12.3333
                                 5/27/97            5,500            12.4250
                                 5/27/97            1,500            12.2500



















          (1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED ON THE NY STOCK EXCHANGE.

          (2) PRICE EXCLUDES COMMISSION.






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